                                                                    Exhibit 3.26
                                                                 [stamped] FILED
                                                            In the Office of the
                                                     Secretary of State of Texas
                                                                     Dec 31 2002
                                                            Corporations Section

                  ARTICLES OF CONVERSION OF KCC TELCOM, INC.

      Pursuant to the provisions of article 5.17 of the Texas Business Corporation Act and section 6132b-9.05 of the Texas Revised Partnership Act, the undersigned converting entity certifies the following Articles of Conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Texas Business Corporation Act and the Texas Revised Limited Partnership Act.

      1. A plan of conversion was approved and adopted in accordance with the provisions of article 5.03 of the Texas Business Corporation Act providing for the conversion of KCC TelCom, Inc. a corporation incorporated under the Texas Business Corporation Act, to KCC TelCom, L.P., a Texas limited partnership.

      2. An executed plan of conversion is on file at the principal place of business of the converting entity at 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX, 75062-2707 and, from and after the conversion, an executed plan of conversion will be on file at the principal place of business of the converted entity at 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX, 75062-2707.

      3. A copy of the plan of conversion will be furnished by the converting entity (prior to the conversion) or by the converted entity (after the conversion) on written request and without cost to any shareholder or member of the converting entity or the converted entity.

      4. The approval of the plan of conversion was duly authorized by an action required by the laws under which KCC TelCom, Inc. is incorporated and by its constituent documents. The number of outstanding shares entitled to vote is 10,000.

      5. The number of shares voted for and against the plan of conversion, respectively, are as follows:

                    Total Voted For:    Total Voted Against:
                    ----------------    --------------------
                         10,000                  -0-

      6. Two copies of the Certificate of Limited Partnership of KCC TelCom, LP. which is to be created pursuant to the plan of conversion are being filed with the Secretary of State with the Articles of Conversion. A copy of the Certificate of Limited Partnership of KCC TelCom, L.P. is attached as an exhibit to these Articles of Conversion.

      7. KCC TelCom, L.P. will be responsible for the payment of all fees and franchise taxes for which the KCC TelCom, Inc. is liable, and further, KCC TelCom, L.P. will be obligated to pay such fees and franchise taxes if the same are not timely paid.

      8. The conversion will become effective at 11:59 p.m. December 31, 2002, in accordance with the provisions of article 10.03 of the Texas Business Corporation Act and section 2.12 of the Texas Revised Limited Partnership Act.

                                          KCC TELCOM, INC.

                                          By:  /s/ William M. Ojile, Jr.
                                             ---------------------------------
                                               William M. Ojile, Jr.
                                               Secretary

                      PLAN OF CONVERSION AND REORGANIZATION

1.    This Plan of Conversion and Reorganization is entered into between KCC
      TelCom,
      Inc., a Texas business corporation, and KCC TelCom, L.P., a Texas limited partnership.

2.    The name of the converting entity is KCC TelCom, Inc.

3.    The name of the converted entity is KCC TelCom, LP.

4. KCC TelCom, Inc., the converting entity, is continuing its existence in the organizational form of KCC TelCom, L.P. KCC TelCom, L.P. shall continue the historic business of KCC TelCom, Inc. using the historic business assets of KCC
      TelCom, Inc.

5. KCC TelCom, LP., the converted entity, IS to be a limited partnership formed under the laws of the State of Texas.

6. Kerrville Communications Enterprises, LLC, the sole limited partner of KCC TelCom, L.P., will receive a 99% limited partner interest in the capital of KCC TelCom, L.P. and a 99% sharing percentage interest in the profits and losses of KCC TelCom, LP. in exchange for 9,900 shares of KCC TelCom, Inc. common stock, no par value, which Kerrville Communications Enterprises, LLC owns. Kerrville Communications Management, LLC, the sole general partner of KCC TelCom, L.P., will receive a 1 percent (1%) general partner interest in capital of KCC TelCom, LP., and a 1 percent (1%) sharing percentage interest in the profits and losses of KCC TelCom, LP. in exchange for 100 shares of KCC TelCom, Inc. common stock, no par value, which Kerrville Communications Management, LLC owns.

7. This Plan of Conversion and Reorganization is intended to effect a reorganization under Internal Revenue Code Section 368(a)(1)(F).

8. The Articles of Incorporation, as amended, of KCC TelCom, Inc. are attached hereto as an exhibit

9. The Certificate of Limited Partnership of KCC TelCom, L.P. is attached hereto as an exhibit.

10. This Plan of Conversion and Reorganization is to be effective as of 11:59 p.m. on December 31, 2002.

   [Remainder of page intentionally left blank. Signature pagers) follow.]

Dated this 31st day of December, 2002.

                                          KCC TELCOM, INC.

                                          By:  /s/ William M. Ojile, Jr.
                                             ---------------------------------
                                               William M. Ojile, Jr.
                                               Secretary

                                          KCC TELCOM, L.P.

                                          By:  Kerrville Communications
                                          Management, LLC, its general partner

                                          By:  /s/ William M. Ojile, Jr.
                                             ---------------------------------
                                               William M. Ojile, Jr.
                                               Manager

[SEAL]
THE STATE OF TEXAS
Office of the Secretary of State Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697



                       CERTIFICATE OF LIMITED PARTNERSHIP

1.    The name of the limited partnership is: KCC TelCom, L.P.

2. The street address or its proposed registered agent in Texas is (a P.O. Box is not sufficient): One Commodore Plaza, 800 Brazos, Austin, TX 78701;

      And the name of its proposed registered agent in Texas at such address is:

        Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is: 201 E. John Carpenter Freeway, Suite 200, Las Colina, Tower I, Irving, TX 75062-2707
      .

4. The name, the mailing address and the street address of the business or residence of each general partner are as follows:

                                 MAILING ADDRESS                       STREET ADDRESS
            NAME         (including city, state, zip code)    (including city, state, zip code)
   -----------------------------------------------------------------------------------------------
         Kerrville           201 E. John Carpenter                201 E. John Carpenter
       Communications        Freeway, Suite 200, Suite, Las       Freeway, Suite 200, Suite, Las
      Management, LLC        Colinas Tower I, Irving, TX          Colinas Tower I, Irving, TX
                             75062-2707                           75062-2707

5 The partnership is being created pursuant to that certain Plan of Conversion, effective as of December 31, 2002, for KCC TelCom, Inc., a Texas corporation.

6.    Information regarding the prior form of organization, is as follows:

      (a)   Name:       KCC TelCom, Inc.
      (b)   Address:    955 Water Street, Kerrville, TX 78028
      (c)   Prior form of organization: Texas business corporation
      (d)   Date of incorporation: April 11, 2000
      (e)   Jurisdiction: Texas.


                                   EXHIBIT A

                                          KERRVILLE COMMUNICATIONS
                                          MANAGEMENT, LLC

                                          BY: KERRVILLE COMMUNICATIONS

                                          CORPORATION, ITS SOLE MEMBER

                                          By:  /s/ William M. Ojile, Jr.
                                             ---------------------------------
                                               William M. Ojile, Jr.
                                               Secretary


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